CREDIT SUISSE CAPITAL FUNDS

                            Certificate of Amendment

     The undersigned, being the Vice President and Secretary of Credit Suisse Capital Funds, a trust with transferable shares of the type commonly called a Massachusetts business trust (the "Trust"), DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section 9.3 of the Amended and Restated Agreement and Declaration of Trust, dated February 22, 1996, as amended to date (as so amended, the "Declaration"), and by the affirmative vote of a majority of the Trustees at a meeting duly called and held on November 15, 2006, Section 6.2 of the Declaration of Trust is hereby amended as follows:

     The name of the Credit Suisse Total Return Global Fund of the Trust is changed to the "Credit Suisse Absolute Return Fund" effective as of December 1, 2006

     IN WITNESS WHEREOF, the undersigned has set his hand and seal this 17th day of November, 2006.

                                               /a/ J. Kevin Gao
                                               J. Kevin Gao
                                               Vice President and Secretary

                                 ACKNOWLEDGMENT


STATE OF New York)
                 )ss.
COUNTY OF New York)

                                                          November 17, 2006

     Then personally appeared the above-named J. Kevin Gao and acknowledged the foregoing instrument to be his free act and deed.


Before me,

                                  /s/ Karen A. Regan
                                  Notary Public
                                  My commission expires: December 22, 2009

                                  My commission expires: 12/22/09
                                  KAREN A. REGAN
                                  Notary Public, State of New York
                                  No. 01RE6000715
                                  Qualified in New York County
                                  Commission Expires Dec 22, 2009